As filed with the Securities and Exchange Commission on May 2, 2024

Registration No. 333-256339

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Teucrium Commodity Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

87-3131324

(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
Three Main Street
Suite 215
Burlington, VT 05401
Phone: (802) 540-0019
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sal Gilbertie
Chief Executive Officer
Teucrium Trading, LLC
Three Main Street
Suite 215
Burlington, VT 05401
Phone: (802) 540-0019
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
W. Thomas Conner, Esq.
Carlton Fields
1025 Thomas Jefferson Street, NM
Suite 400 West
Washington, DC 20007-5208

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (“Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-256339) initially filed by Teucrium Commodity Trust (the “Registrant”) on May 20, 2021 and declared effective on September 14, 2022 relating to the Shares of Hashdex Bitcoin Futures ETF (“DEFI”) issued thereunder (the “Registration Statement”). The Registrant is filing this Post-Effective Amendment to the Registration Statement to withdraw and remove from registration all shares of DEFI and all other securities registered but unsold or otherwise unissued under the Registration Statement.

On October 30, 2023, the Registrant, on behalf of DEFI entered into an Agreement and Plan of Partnership Merger and Liquidation with Tidal Commodities Trust I on behalf of its series Hashdex Bitcoin Futures ETF (“Acquiring Fund”) pursuant to which holders of DEFI would exchange their shares on a one-for-one basis, and the Acquiring Fund would acquire all of DEFI’s assets (the “Merger”). The parties closed the Merger on January 3, 2024, and in connection with the closing of the Merger, all of DEFI’s shares were cancelled and DEFI was liquidated.

In compliance with the Registrant’s undertaking in Part II Item 17(a)(3) of the Registration Statement, the Registrant is removing from registration by post-effective amendment any securities which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, State of Vermont, on May 2, 2024.

Teucrium Commodity Trust

By: Teucrium Trading, LLC, Sponsor

By:	/s/ Sal Gilbertie	Date: May 2, 2024
Sal Gilbertie Principal Executive Officer, Secretary and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Teucrium Trading, LLC, the sponsor of Teucrium Commodity Trust, hereby constitute and appoint Sal Gilbertie, Cory Mullen Rusin and Steve Kahler and each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sal Gilbertie
Sal Gilbertie	President/Chief Executive Officer/Chief Investment Officer/Member of the Sponsor	May 2, 2024

/s/ Cory Mullen-Rusin
Cory Mullen-Rusin	Chief Financial Officer/Chief Accounting Officer/Chief Compliance Officer/Principal Financial Officer	May 2, 2024

/s/ Steve Kahler
Steve Kahler	Chief Operating Officer	May 2, 2024